EXHIBIT 10p
                         C.R. BARD, INC.
             Supplemental Executive Retirement Plan
                       as of July 13. 1988
                       Section 1. PURPOSE
     1.1 The purpose of this Supplemental Executive Retirement Plan is to aid in the recruiting and retention of key Bard employees by establishing a means of providing unfunded benefits for certain eligible employees (and their spouses) which are in excess of the amounts otherwise provided under the Retirement Plan and Excess Plan (both as defined below) due to limitations imposed as a result of certain provisions of the Internal Revenue Code of 1986, as amended.
                     Section 2. DEFINITIONS
     2.1 As used herein the following terms shall have the following meanings unless a different meaning is plainly required by the context.
     (a) "Bard" means C.R. Bard, Inc and its affiliates and subsidiaries.

     (b) "Board of Directors" means the Board of Directors of Bard.

     (c)  Change of Control means a change of control as defined in
Section 4.3.

     (d) Code means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Retirement Committee appointed by the Board of Directors to administer the Retirement Plan.





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     (f)  "Effective Date" means July 13, 1988.  This Plan shall only apply to persons who retire under the Retirement Plan after July 13, 1988.

     (g)  "Excess Plan" means the C.R. Bard, Inc. Excess Benefit
Plan as the same may be in effect from time to time .

     (h) "Participant" means any person included in the membership of the Retirement Plan who has been designated as a Participant by the Board of Directors or its delegate.

     (i) "plan" means this Supplemental Executive Retirement Plan as set forth herein, or if hereafter amended, as so amended.

     (j) "Potential Change of Control means a potential change of control as defined in Section 4.3.

     (k) "Retirement Plain means the Employee's Retirement Plan of C.R. Bard, Inc as the same may be in effect from time to time.

     (l) "Surviving Spouse" means the widow or widower of a deceased Participant who is married to the Participant on the date of the Participant's death.

     2.2 Other terms used herein which are defined in the Retirement Plan shall have the same meaning when used in this Plan.
           Section 3. ADMINISTRATION AND PARTICIPATION
     3.1 The Board of Directors or its delegate shall designate, from time to time at its discretion, those employees of Bard who are Participants hereunder.
     3.2 The Plan shall be administered by the Committee. It shall be the duty of the Committee to maintain such records as will enable the Board of Directors, or its delegate, to determine those officers and employees who are entitled to

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participate in the Plan.  The Committee may adopt, subject to the approval of the Board of Directors, such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive and binding.
     3.3 The provisions in the Retirement Plan relating to the Committee shall be applicable to the powers, rights, duties and immunities of the Committee in the conduct of its affairs under this Plan.
     3.4 Notwithstanding the foregoing, upon the occurrence of a Potential Change of Control or a Change of Control (as defined in Section 4.3) no amendment of the Plan or action of the Committee or the Board of Directors or its delegate which affects any Participant is valid and enforceable without the prior written consent of such Participant.
     Section 4.  SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS
     4.1 With respect to any Participant who retires from Bard or dies while employed by Bard after the Effective Date of the Plan, the benefit provided under this Plan to the Participant (and, if applicable, the Participant's Surviving Spouse) shall be equal to:
     (a) The total annual pension that the Participant (or the Participant's Surviving Spouse, if applicable) would receive under the terms of the Retirement Plan (taking into account any election as to form of benefit made by the Participant under the Retirement Plan and the Participant's vesting status under the Retirement Plan) computed on the basis of the Participant's full salary and bonus accrued for the applicable periods under the Retirement Plan benefit formula and computed without


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regard to any limitation in benefits imposed as a result of any provision of the Code (including, but not limited to, Section
401(a)(17) and 415 thereof); minus

     (b) The total annual pension actually provided under the Retirement Plan and the Excess Plan.
     4.2 Payments of benefits under this Plan shall be made at the same time and in the same manner as the corresponding benefit under the Retirement Plan. Any actuarial adjustment of the amount payable to such person under this Plan shall be in the same basis as actuarial adjustments on the corresponding benefit under the Retirement Plan. Prior to a Change of Control, the Board of Directors may determine, in its sole discretion, that any or all benefits paid under this Plan shall be paid in one lump sum after termination of a Participant's employment with Bard and shall prescribe actuarial factors for converting the benefit to a lump sum.
     4.3 Notwithstanding the foregoing, upon a Change of Control, each Participant who is not fully vested under the Retirement Plan, shall become entitled to the benefit computed under Section 4.1(a) of this Plan as if the Participant were fully vested in his or her Retirement Plan benefit. No such presumption of full vesting shall apply to Section 4.1(b).
     For purposes of this Plan, a "Change of Control" shall occur if a change of control of the nature that would be required to be reported in response to Item l(a) of the Current Report on Form 8-K as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") occurs, Provided that, without
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limitation, a "Change of Control" shall be deemed to have occurred if (a) the beneficial ownership at any time hereafter by any person, as defined herein, of capital stock of the Company, constitutes 20 percent or more of the general voting power of all of the Company's outstanding capital or (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control. For purposes of the definition of "Change of Control", the following definitions shall be applicable:
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     (i)   The term "person" shall mean any individual, group,
corporation or other entity.
     (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:
     (A) which that person owns directly, whether or not of record, or
     (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise,-or
     (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or
     (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or his "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.
     (iii) The outstanding shares of capital stock of the Company shall include shares deemed owned through


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application of clauses (ii) (B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.
     (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this definition, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Company.
     (d) For purposes of this Plan, a Potential Change of Control shall be deemed to have occurred if (i) any third person commences a tender or exchange offer for 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the
Company: (ii) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (iii) any person (including the Company) publicly announces an intention to take or the consider taking actions which if consummated would constitute a Change of Control: or (iv) the Board of Directors adopts a
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resolution to the effect that, for purposes of this Plan, a Change of Control is imminent.
     Section 5. SOURCE OF SUPPLEMENTAL EXECUTIVE RETIREMENT
                      BENEFITS
     5.1 Except as provided in Section 5.2, payment of benefits shall be made by Bard, and in all events Bard shall remain liable to make such payment.
     5.2 All payments under the Plan shall be made from the general funds of Bard. No assets of Bard shall be segregated or earmarked to represent the liability for accrued retirement benefits. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor. Notwithstanding the foregoing, upon the occurrence of a Potential Change of Control or Change of Control assets may be placed in the C.R. Bard, Inc. Agreement and Plans Trust (hereafter called the trust) to provide a source for the payments required to be made under the Plan.
              Section 6. AMENDMENT AND TERMINATION
     6.1 The Board of Directors may amend the Plan in any respect and at any time; provided, however, that no such amendment shall have the effect of reducing the benefits theretofore accrued by a Participant under the Plan. The accrued benefit under this Plan at any time is the amount payable under Section 4 if the Participant's employment terminated on that date. Notwithstanding the foregoing, upon the occurrence of a Potential Change of Control or a Change of

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Control, no amendment or action of the Board of Directors which affects any Participant is valid and enforceable without the prior written consent of the Participant.
     6.2 The Board of Directors may terminate the Plan at any time. In the event of plan termination, each Participant on whose behalf amounts have accrued under this Plan shall be fully vested. The benefit then being paid to any person under Section 4 shall continue to be paid and all vested benefits under this Plan which have not yet commenced shall be paid subject to the terms of the Plan. Notwithstanding the foregoing, upon the occurrence of a Potential Change of Control or a Change of Control, no termination of the Plan shall have the effect of reducing any benefits accrued under the Plan prior to such termination.
                    Section 7. MISCELLANEOUS
     7.1 No person entitled to a benefit under the Plan shall have any power to assign, transfer, pledge, hypothecate or otherwise encumber the right to receive such payment and any attempt to do so shall be void and will not be recognized by the Committee.
     7.2 Bard shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.
     7.3   This Plan shall be construed and administered in

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accordance with the laws of the State of New Jersey applicable to persons performing services in New Jersey.
     7.4 Nothing in this Plan shall be construed to confer upon any person any legal right to be continued as an employee of Bard; Bard expressly reserves the right to discharge any employee whenever the interest of Bard in its sole judgment may so require, without any liability on the part of Bard or the Committee

















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